SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): August 2, 2001



                                 REMOTEMDX, INC.
             (Exact name of registrant as specified in this Charter)



           Utah                            0-23153                87-0543981
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
        of incorporation)                                 Identification No.)


5095 West 2100 South, Salt Lake City, Utah                    84120
--------------------------------------------                  ----------
(Address of principal executive offices)                      (Zip Code)



  Registrant's Telephone Number, Including Area Code:  (801) 908-7766









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ITEM 4.  Change in Registrant's Certifying Accountant.

     Effective August 2, 2001, REMOTEMDx, INC., formerly Volu-Sol, Inc. (the "Company") changed its certifying independent accountant from Tanner + Co. to Arthur Andersen LLP.

         This change was approved by the Company's board of directors, as it was determined that Arthur Andersen LLP could better serve the Company on a national and international basis.

         Neither Tanner + Co.'s report on the Company's financial statements for the year ended September 30, 2000, nor its report for the year ended September 30, 1999, contained an adverse opinion or a disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles, except that both reports were modified as to uncertainty regarding the ability of the Company to continue as a going concern.

         During the years ended September 30, 2000 and September 30, 1999, and the subsequent interim periods preceding Tanner + Co.'s dismissal, there were no disagreements with Tanner + Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Tanner + Co., would have caused Tanner + Co. to make reference to the subject matter of the disagreement in connection with its report.

         The Company has requested that Tanner + Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statement. A copy of such letter, dated August 3, 2001, is filed herewith as Exhibit 1.0.

ITEM 7.   Financial Statements and Exhibits

     Exhibit 16 Letter from Tanner + Co. dated August 2, 2001 regarding 8-K disclosure.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        REMOTEMDX, INC.
                                        (Registrant)



Date: August 6, 2001                    By:      /s/ Michael G. Acton
                                           --------------------------
                                           Michael G. Acton, CFO